Exhibit 10.198
LIMITED RECOURSE INTEREST INDUCEMENT AGREEMENT
          This LIMITED RECOURSE INTEREST INDUCEMENT AGREEMENT (this “Agreement”), dated as of February 9, 2006, is by and between The Immune Response Corporation, a Delaware corporation (the “Company”), and Spencer Trask Intellectual Capital Company, LLC (“STIC”).
W I T N E S S E T H
     WHEREAS, the Company proposes to raise gross proceeds of up to $5,000,000 by issuing 8% Senior Secured Convertible Promissory Notes (the “Investor Notes”) to certain investors (the “Investors”) pursuant to the terms of a certain Confidential Private Placement Memorandum (the “Memorandum”) of even date herewith;
     WHEREAS, in connection with the issuance of the Investor Notes to the Investors, the Company has executed a certain Security Agreement, dated of even date herewith (the “Security Agreement”), in favor of Hudson Asset Partners, LLC, a Delaware limited liability company (the “Agent”), acting in its capacity as agent for the Investors;
     WHEREAS, in the event that the assets of the Company subject to the Security Agreement are insufficient to satisfy in full the obligations of the Company to the Investors upon an event of default under the Notes, STIC will provide an additional interest to support the obligations of the Company to the Investors upon an event of default under the Notes pursuant to a certain Limited Recourse Interest Agreement, dated of even date herewith (the “Limited Recourse Interest Agreement”), executed by STIC in favor of the Agent, acting in its capacity as agent for the Investors;
     WHEREAS, the Company is willing to enter into this Agreement in order to induce STIC to enter into the Limited Recourse Interest Agreement and STIC is willing to enter into this Agreement in consideration of the Company’s agreement herein to issue a formula-determined number of 7-year Company common stock warrants (the “Warrants”) to STIC and further subject to the terms set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. STIC shall execute, deliver and perform the Limited Recourse Interest Agreement.
2. The Company and STIC shall thereupon execute and deliver the Warrant Agreement, in the form attached hereto as Exhibit A. The initial exercise price under the Warrant Agreement shall be Two Cents ($0.02) per share of common stock of the Company issuable upon exercise of the Warrants.

3. The Company agrees to use its best efforts to avoid the occurrence of an event of default under the Notes.
     4. Miscellaneous.
          (a) Waivers and Amendments. This Agreement or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and STIC. This Agreement represents the entire agreement of the Company and STIC with regard to the subject matter hereof, and it supersedes all prior or contemporaneous discussions, negotiations, commitments and agreements with regard to such subject matter.
     (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the choice of law principles of such state.
     (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to the Company:

The Immune Response Corporation
5931 Darwin Court
Carlsbad, CA 92008
Attention: President
Facsimile: (760) 431-8636

With a copy (which copy shall not constitute notice) to:

Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, CA 92122
Attention: Hayden Trubitt, Esq.
Facsimile: (858) 587-5903

(ii)	If to STIC:

Spencer Trask Intellectual Capital Company, LLC
535 Madison Avenue, 18th Floor
New York, NY 10022
Attention: Kevin Kimberlin and Bruno Lerer, Esq.
Facsimile: (212) 486-7392

With a copy (which copy shall not constitute notice) to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention: Mitchell C. Littman, Esq.
Facsimile: (212) 490-2990
     (d) Headings. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the terms hereof.
     (e) Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.
     (f) Severability. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.
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     IN WITNESS WHEREOF, the undersigned have caused this Limited Recourse Interest Inducement Agreement to be executed as of the date first written above.

THE IMMUNE RESPONSE CORPORATION

By:

Name:

Title:

SPENCER TRASK INTELLECTUAL
CAPITAL COMPANY, LLC

By:

Name:

Title:

EXHIBIT A
FORM OF WARRANT AGREEMENT